Exhibit (d)(2)(B)(ii)

AMENDMENT TO

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

This Amendment to the American Beacon Funds Investment Advisory Agreement ("Amendment") is effective as of May 11, 2015, by and among the American Beacon Funds, a Massachusetts Business Trust (the “Trust”), American Beacon Advisors, Inc., a Delaware corporation ("Manager"), and Brandywine Global Investment Management, LLC, a Delaware Limited Liability Company, a wholly owned subsidiary of Legg Mason, Inc. (the “Adviser”).

WHEREAS, Manager and Adviser entered into an Investment Advisory Agreement dated as of April 30, 2015 (as amended, supplemented, restated or otherwise modified, the "Agreement"); and

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Amendments to the Agreement.

(a)	Section 18-Representation of Adviser – is hereby added as follows:

Representation of Adviser. The Adviser represents and warrants as follows:

The Adviser is providing commodity interest trading advice to the Fund and is registered as a commodity trading advisor (“CTA”) with the CFTC. The Adviser is relying on an exemption under CFTC Regulation 4.7(c) from the preparation and delivery to the Fund of a CTA disclosure document.

(b)	CFTC Disclosure Statement

The following shall be placed immediately above the signature line of the Agreement:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

2. Miscellaneous.

(a)           Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b)           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Brandywine Global Investment Management, LLC		American Beacon Funds

By	/s/ Mark P. Glassman	By	/s/ Gene L. Needles, Jr.
Mark P. Glassman		Gene L. Needles, Jr
Chief Administrative Officer		President & CEO
American Beacon Advisors, Inc.

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Chief Operating Officer

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